FIFTH AMENDMENT TO THE

HOLLYFRONTIER CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN

(Formerly designated the Holly Corporation Long-Term Incentive Compensation Plan)

THIS FIFTH AMENDMENT (the “Fifth Amendment”) to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is made by HollyFrontier Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time without approval of the stockholders of the Company, except that any amendment to the Plan of which approval of the stockholders is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of the Company are listed or quoted must be approved by the stockholders of the Company;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) available for awards under the Plan by 4,500,000 Shares, subject to approval by the stockholders of the Company;

WHEREAS, the Board has determined that the Fifth Amendment shall be made effective as of May 11, 2016 (the “Effective Date”), subject to approval by the stockholders of the Company.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.     Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 16,500,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

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